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EXHIBIT 99.1

PROXY

SOURCE CAPITAL CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL
MEETING OF SHAREHOLDERS TO BE HELD ON
OCTOBER 18, 2001, at 10:00 a.m. LOCAL TIME,
SPOKANE, WASHINGTON

    The undersigned hereby appoints ALVIN J. WOLFF, JR. and D. MICHAEL JONES, and each of them, proxies of the undersigned, with full power of substitution, to represent and vote as directed herein all shares of Source Capital Corporation common stock held of record by the undersigned on September 10, 2001 at the special meeting of Source shareholders to be held at the Doubletree Hotel (Spokane/City Center), 322 N. Spokane Falls Court, Spokane, Washington 99201, at 10:00 a.m. local time, on Thursday, October 18, 2001, or any adjournment or postponement thereof, with authority to vote upon the matter listed on the other side of this proxy card and with discretionary authority as to any other matter that may properly come before the meeting.

IMPORTANT—PLEASE DATE AND SIGN ON THE OTHER SIDE

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED
AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED.
IF NO DIRECTION IS GIVEN,
THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT.

FOLD AND DETACH HERE

The Board of Directors recommend a vote "FOR" approval of the merger agreement.

	Please mark your vote as indicated		/x/
	FOR	AGAINST	ABSTAIN
PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION DATED JUNE 27, 2001 BY AND BETWEEN SOURCE, STERLING FINANCIAL CORPORATION AND A SUBSIDIARY OF STERLING	/ /	/ /	/ /

The undersigned acknowledges receipt of the combined Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus that accompanies this Proxy.
Date:	, 2001

Signature(s)
Signature(s)

Please date and sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, please indicate title. If shares are held jointly, each holder should sign. For a corporation, the full corporation name should be signed by a duly authorized officer who should state his title. For a partnership, an authorized person should sign in the partnership name and state his title.

IF YOU PLAN TO ATTEND THE MEETING IN PERSON PLEASE CHECK HERE [      ]

FOLD AND DETACH HERE.

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EXHIBIT 99.1